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                                                                    Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

    Subsidiary of the Company is Whidbey Island Bank, Oak Harbor, Washington

  Subsidiary of the Company is Washington Banking Capital Trust I, Wilmington,
                                    Delaware

                        Former subsidiary of the Company
             Washington Funding Group, Inc., Oak Harbor, Washington

                          Former subsidiary of the Bank
              WIB Financial Services, Inc., Oak Harbor, Washington